Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271589

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 16, 2023)

Astra Space, Inc.

$12,500,000 9.0% Senior Secured Notes due 2024

Warrants to Purchase up to 22,500,000 Shares of Class A Common Stock

Up to 22,500,000 Shares of Class A Common Stock Issuable upon Exercise of the Warrants

We are offering to an institutional investor (the “Investor”) (i) $12,500,000 aggregate principal amount of 9.0% senior secured notes due 2024 (the “Notes”) and (ii) warrants to purchase up to 22,500,000 shares of our Class A common stock, par value $0.0001 per share (our “Class A Common Stock”) subject to certain adjustments set forth in the warrants (the “Warrants,” and together with the Notes, the “Securities”). Our obligations under the Notes will be secured by a first priority security interest in all of our and our subsidiaries’ tangible and intangible assets, now owned and hereafter created or acquired. The Notes will mature on November 1, 2024 and are being sold at a purchase price of $12,125,000, or approximately 97.0% of their aggregate principal amount. The interest rate under the Notes is 9.0% per annum, payable quarterly, which interest rate would increase to 15.0% upon the existence of an event of default. The Warrants will be immediately exercisable upon issuance at an exercise price of $0.45 per share of Class A Common Stock, subject to certain adjustments set forth in the Warrants and will expire on the fifth anniversary of the original issuance date. We will not make application to list the Notes or the Warrants on any securities exchange or to include either of them in any automated quotation system. We are also offering pursuant to this prospectus supplement the shares of Class A Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”), to act as our placement agent for this offering. We have agreed to pay the placement agent a cash fee equal to $600,000. We estimate that the total expenses of this offering, excluding the placement agent fee, will be approximately $700,000. The proceeds to us before placement agent fees and offering expenses will be $12,125,000.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASTR.” On August 3, 2023, the closing price of our Class A Common Stock was $0.39 per share.

Delivery of the Securities offered hereby is expected to be made on or about August 4, 2023, subject to satisfaction of customary closing conditions.

Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-13 of this prospectus supplement, page 4 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is August 4, 2023

TABLES OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is this prospectus supplement, which describes the terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated May 16, 2023, which includes the documents incorporated by reference therein and provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

Before buying any of the Securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the Placement Agent is not, making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Astra,” the “Company,” “we,” “us,” “our,” and similar references refer to Astra Space, Inc. and its consolidated subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement and the accompanying prospectus, or any related free writing prospectus are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “expect,” “estimate,” “seek,” “plan,” “project,” “aim,” “believe,” “could,” “should,” “intend,” “will,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; and statements of expectation or belief regarding future events (including any acquisitions we may make), technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates. Such statements are based on management’s current expectations, estimates, forecasts and projections of our performance, our industry’s performance and macroeconomic conditions, judgment, beliefs, views on current trends and market conditions. Such forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution readers not to place undue reliance on these statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference may include, for example, statements about:

•

the commencement of commercial operations related to our launch system currently in development and the shifting of the flight dates for the launch of payloads currently under contract with our customers;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors;

•	factors relating to our business, operations and financial performance, including;

•	our ability to grow and manage growth profitably;

•	our ability to maintain relationships with customers and suppliers; and

•	competing in the global space industry;

•	market conditions and global and economic factors beyond our control, general economic conditions, unemployment and our liquidity, operations and personnel;

•	our ability to maintain the listing of our shares of our Class A Common Stock on Nasdaq;

•	future exchange and interest rates; and

•	other factors detailed herein under the section entitled “Risk Factors” included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference.

These forward-looking statements are based on information available as of the date on which they were made and on management’s current expectations, forecasts and assumptions. These forward-looking statements involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in the Securities, see the section entitled, “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Market and Industry Data

This prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, include market and industry data and forecasts that we have derived from publicly available information, reports of governmental agencies, various industry publications, other published industry sources and internal data and estimates. All market and industry data used herein involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we are responsible for the disclosure contained in this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, and we believe the information from industry publications and other third-party sources included herein is reliable, such information is inherently imprecise and we have not had this information verified by any independent sources. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement is a part, before making your investment decision.

Our Business

Overview

Astra’s mission is to improve life on Earth from space® by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. We believe that frequent, reliable, dedicated launches and space products enabled by scaled manufacturing are the keys to accelerating the growth of the space economy. Currently, our business consists of two segments, a mobile orbital launch system (“Launch Services”) and a space products business that produces the Astra Spacecraft Engine products (“Space Products”).

Launch Services

Astra aims to develop and operate a mass-producible dedicated mobile orbital launch system. Our system consists of a small launch vehicle that can be transported inside standard shipping containers and mobile ground launch infrastructure that we designed to be rapidly deployed anywhere in the world we are licensed to operate and where our spaceports are located. This system is designed by Astra and manufactured in Astra’s vertically-integrated rocket factory in Alameda, California, which we have designed to manufacture and integrate the majority of the components. Our launch system requires a launch site with little more than a concrete pad and we expect to ultimately be able to conduct a launch with six Astra employees at the launch site. Our system is designed to meet the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites into their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for the thousands of LEO satellites which commercial companies and governments plan to launch in the coming decade.

We have made significant progress in the development of the system to date. On November 20, 2021, we successfully launched launch vehicle LV0007 into orbit at an inclination of 86.0 degrees, an altitude of 500 kilometers and velocity of 7.61 kilometers per second, making Astra one of the fastest U.S. companies to have successfully demonstrated the orbital placement of a test payload. We commenced paid commercial launch services in 2022. To date, we have conducted three commercial launches and have delivered 23 satellites into low earth orbit. We have conducted launch operations from Pacific Spaceport Complex in Kodiak, Alaska and Cape Canaveral Space Force Station in Cape Canaveral, Florida.

During the third quarter of 2022, we decided to focus on the development and production of the next version of our launch system, which we announced at our inaugural Spacetech Day on May 12, 2022. As a result, we have discontinued the production of launch vehicles supported by our previous launch system, Launch System 1, and commenced development of our new launch system, Launch System 2. On April 25, 2023, Astra hosted its second annual Spacetech Day at both our Alameda Skyhawk factory and Sunnyvale Oakmead facility where we unveiled Rocket 4, which part of by our Launch System 2.

As part of the development cycle for Rocket 4, we expect to conduct one or more test launches of this new launch system. The timing of test launches is driven by our development progress, which has been delayed by resource allocations and prioritizations away from Launch Systems development in favor of our Space Products business, primarily focused on the Astra Spacecraft EngineTM. As a result, we expect delays in the timing of the initial test launch or launches using this new launch system. Our ability to conduct paid commercial launches in 2024 and beyond will depend on the ultimate timing and success of the initial test launches which will in turn depend on the resources that we are able to devote to Launch Systems development in the coming quarters. Our new launch system is intended to serve a market focused on delivering LEO satellites directly to their desired orbits, and as such is applicable to deployment and replenishment of both small and large constellations, as well as single-satellite or rapid response missions. We have designed the new version of our launch system to support more payload capacity, greater reliability, and a more frequent launch cadence, which we believe will allow us to offer our customers more variable and dependable services, and increases the addressable market that we can serve with our Launch Services business.

Space Products

Our Space Products business offers high quality space products to operators of LEO satellite constellations. Currently, through a newly established subsidiary, we offer an industry leading spacecraft engine platform consisting of two in-space electric propulsion systems. Our typical offering consists of the design and delivery of a fully integrated propulsion module comprised of a thruster, a power processing unit, a tank and a feed system, called the Astra Spacecraft EngineTM. The Astra Spacecraft Engine™ can be configured with multiple thrusters and power processing units to handle a wide range of missions, from the smallest earth observation satellites up to large communications satellites with multiple kilowatts of solar power, and is designed to use either Xenon or Krypton as a propellant. In 2022, we began delivery of our Astra Spacecraft EnginesTM to our customers and in 2023, we commenced operation of our spacecraft engine production facility in Sunnyvale, California.

We have recently added the Spacecraft Propulsion Kit to our space products offering. The Spacecraft Propulsion Kit disaggregates the four subsystems of the Astra Spacecraft EngineTM module, enabling satellite builders to take advantage of shorter lead times to access key components of their propulsion system that they can customize and integrate into their spacecraft for their unique missions.

We believe that these two operating segments will create an integrated space services platform that will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting launch services. Our ability to achieve these goals and objectives by our planned timelines are conditional upon a number of factors, including our ability to successfully and timely develop our launch vehicles and our ability to effectively market and sell our services and products. See the information provided under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Recent Developments

New ATM Program

On July 10, 2023, we entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”) for the offer and sale of our Class A Common Stock (the “ATM Shares”), from time to time through an “at the market offering” program (the “ATM Program”) under which the Agent acts as sales agent or principal. The ATM Shares will be issued pursuant to our effective shelf registration statement on Form S-3 (File No. 333-271589), filed with the SEC on May 2, 2023, as amended by Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed with the Commission on May 4, 2023, as further amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3, filed with the Commission on May 8, 2023, and declared effective by the Commission on May 16, 2023. We filed a prospectus supplement, dated July 10, 2023, with the SEC in connection with the offer and sale of the ATM Shares, pursuant to which we may offer and sell up to $65.0 million of ATM Shares; provided however that, until the consummation of a reverse stock split (the “Reverse Stock Split”) of all of our issued and outstanding Class A Common Stock and

Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), we may only offer and sell 50.0 million ATM Shares pursuant to the terms of the Sales Agreement; provided further that while the Notes are outstanding, we will be required to have available and unused capacity to generate gross proceeds of at least $20.0 million under the ATM Program.

Under the Sales Agreement, we will specify the parameters for the sale of the ATM Shares, including the number of ATM Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of ATM Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Agent may sell the ATM Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on Nasdaq in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. We have no obligation to sell any ATM Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement.

This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy any ATM Shares.

Reverse Stock Split

On July 6, 2023, our board of directors approved the Reverse Stock Split, which is expected to be consummated on or before October 2, 2023, at a ratio of (a) one new share of Class A Common Stock for 15 shares of Class A Common Stock then issued and outstanding; and (b) one new share of Class B Common Stock for 15 shares of Class B Common Stock then issued and outstanding. Our stockholders had previously approved the Reverse Stock Split at our 2023 Annual Meeting of Stockholders on June 8, 2023, at a ratio in the range of 1-for-5 to 1-for-15, with the final decision of whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by our board of directors, in its discretion, but no later than June 8, 2024. As of July 28, 2023, we had 217,501,756 shares of Class A Common Stock and 55,539,188 shares of Class B Common Stock issued and outstanding.

Termination of Prior ATM Program

Effective July 5, 2023, we terminated the Common Stock Purchase Agreement between us and B. Riley Principal Capital II, LLC (“B. Riley”) dated August 2, 2022. As of July 5, 2023, B. Riley no longer holds Registrable Securities (as such term is defined in the Registration Rights Agreement between us and B. Riley, dated August 2, 2022 (the “Registration Rights Agreement”). Accordingly, our obligations under the Registration Rights Agreement were also terminated as of July 5, 2023.

Additional Financing Activities

In addition to this offering and the ATM Program, we continue to evaluate the financing opportunities available to us to strengthen our financial position. We have been in discussions with a number of potential lenders and investors and have discussed a range of possible financing transactions, including through the issuance of debt securities or additional equity securities. The terms of any such financings, if available, may involve restrictive covenants, may require us to pledge collateral as security and could restrict our ability to manage our business as we had intended. Further, the terms of any such financings may be dilutive to existing investors, may require us to sell equity at a discount to market prices, provide warrants to purchase additional equity securities and could require us to give an investor certain governance or similar rights to control management of the Company. Moreover, the terms of any such financings may contain restrictions or impose additional conditions on our ability to issue additional Notes pursuant to this offering or may require us to prepay all of the Notes. As a result, we may be required to delay, limit, reduce or terminate our development activities or future commercialization efforts.

We have also engaged in discussions with potential lenders and investors involving a direct investment in our Astra Spacecraft EngineTM subsidiary. The structure of any such investment is subject to ongoing due diligence and the negotiation of definitive documentation, but may involve the issuance of debt securities or equity securities in which the Astra Spacecraft EngineTM subsidiary is the primary borrower or issuer. In addition, such transaction may require us to give an investor certain rights to control or manage the Astra Spacecraft EngineTM business and may result in such investor receiving preferential returns in connection with any subsequent sale of the business. Given the interest in our Astra Spacecraft EngineTM subsidiary and the importance of ensuring that any financing transaction involving the Astra Spacecraft EngineTM business is fair to all of the Company’s stockholders, the Company has engaged PJT Partners, a global, advisory-focused investment bank, to act as the Company’s financial advisor in connection with its financing activities, including in connection with evaluating potential strategic transactions involving the Astra Spacecraft EngineTM business.

Strategic Restructuring

On August 4, 2023, we announced a strategic reallocation of our workforce from our Launch Services organization to our Space Products to support our growing customer base and order backlog of its spacecraft engines, which included the reduction of approximately 70 employees primarily supporting our launch services, selling, general and administrative and shared services functions. As part of this announcement, we also provided preliminary estimates of certain unaudited financial results for the three months ended June 30, 2023, in order to support our continuing discussions with lenders and other potential financing sources.

Company Information

We are incorporated in Delaware. Our principal executive offices are located at 1900 Skyhawk Street, Alameda, California 94501. Our telephone number is (866) 278-7217 and our website address is https://www.astra.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement as an inactive textual reference only and not as an active hyperlink.

Additional information about us is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

THE OFFERING

The Notes

Issuer:	Astra Space, Inc.

Notes Offered:	$12.5 million aggregate principal amount of 9.0% Senior Secured Notes due 2024.

Interest Rate:	Interest on the Notes will be payable in cash and will accrue at a rate of 9.0% per annum; provided that the interest rate would increase to 15.0% per annum upon the existence of an event of default.

Interest Payment Dates:	Each February 1, May 1, August 1 and November 1 of each calendar year, commencing on November 1, 2023.

Maturity Date:	The Notes will mature on November 1, 2024; provided, that the maturity date may be extended for up to an additional year by written agreement of the Company and the holders of the Notes.

Ranking:	The Notes will be the Company’s general secured obligations and will rank effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes and senior to any subordinated indebtedness.

Amortization Payments:	An amortization payment of $2.5 million must be paid in cash quarterly on each February 1, May 1, August 1 and November 1 through the maturity of the Notes.

Collateral:	The Notes will be secured, subject to certain exceptions and permitted liens, on a first-priority basis, by all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its subsidiaries (the “Collateral”).

No appraisal of the value of the Collateral has been made in connection with this offering, and the value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. The liens on all or a portion of the Collateral may be released without the consent of the holders of the Notes if the Collateral is disposed of in a transaction that complies with the Notes and the security documents. In the event of a liquidation of the Collateral, the proceeds may not be sufficient to satisfy the obligations under the Notes.

Restricted Cash	The Company is required to maintain $15.0 million of available liquidity in cash, $5.0 million of which will be from the net proceeds of this offering and will be in a restricted account which the Company may not access while the Notes are outstanding.

ATM or Equity Line Facility:	While the Notes are outstanding, the Company is required to maintain an at-the market or other equity line facility that shall have available and unused capacity to generate gross proceeds of at least $20.0 million.

Covenants:	The Notes contain certain affirmative and negative covenants applicable to the Company and its subsidiaries, including limitations on or requirements with respect to (1) indebtedness, (2) liens, (3) investments, (4) distributions, (5) transfers, (6) minimum liquidity, (7) maintenance of an at-the-market sales agreement or equity line of credit, (8) cash burn and (9) transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Optional Redemption:	The Company may, at its option, redeem the Notes, in whole (or any portion not less than $5.0 million) at a price equal to 105% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption.

Repurchase upon a Fundamental Change:	A holder may require the Company to repurchase the Notes upon a Fundamental Change (as defined in the Notes) at a price equal to 105% of the aggregate principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of redemption.

Events of Default:	Events of default under the Notes include failures to pay amounts due under the Notes when required, defaults in covenants, cross-payment default/acceleration of indebtedness in excess of $200,000, bankruptcy events, suspension from trading of the Company’s Class A Common Stock on an eligible exchange and failure to timely file Exchange Act reports. A holder may require the Company to repurchase the Notes upon an Event of Default (as defined in the Notes) at a price equal to 115% of the aggregate principal amount of the then outstanding principal amount of the Notes plus accrued and unpaid interest to the date of redemption.

The Warrants

Exercise Price:	$0.45 per Warrant Share, subject to adjustment upon certain issuances of securities, the split or combination of our Class A Common Stock and certain similar events.

Exercise Period:	The Warrants will be immediately exercisable upon issuance and from time to time for five years thereafter.

Share of Class A Common Stock Issuable upon Exercise of the Warrants

Shares Issuable upon Exercise:	Up to 22.5 million shares of our Class A Common Stock, subject to adjustment upon the split or combination of our Class A Common Stock and certain similar events.

Limitation on Beneficial Ownership:	A holder of Warrants will not have the right to exercise any portion of the Warrants, and the Company will not effect any exercise of any portion of the Warrants, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of 4.99% of the outstanding shares of the Company’s Class A Common Stock calculated in accordance with Section 13(d) of the Exchange Act.

General

Use of Proceeds:	The Company intends to use the net proceeds from this offering, if any, for working capital and general corporate purposes. General corporate purposes include, but are not limited to, pursuing the Company’s growth strategies, continuing the development of its Launch System 2 and expansion of the Astra Spacecraft Engine™ business, capital expenditures, funding strategic investments, working capital and satisfaction of other obligations and other liabilities. See “Use of Proceeds.”

Risk Factors:	Investing in the Securities involves a high degree of risk and uncertainty. You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, along with the information included under the same heading the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to invest in the Securities.

No Public Trading Market:	The Notes and the Warrants will be new issues of securities for which there is no established market. Accordingly, there can be no assurance that a market for the Notes or the Warrants will develop or as to the liquidity of any market that may develop.

Nasdaq Capital Market Symbol:	ASTR

Securities Purchase Agreement

General:	The Company has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Investor. The Securities Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type.

Financing Restrictions:	The Securities Purchase Agreement provides that for (i) 60 calendar days after the initial closing date of this offering and (ii) 45 days after each subsequent closing date pursuant to the Securities Purchase Agreement, the Company may not, directly or indirectly, register, offer, sell, grant any option or right to purchase, issue or otherwise dispose of, including make any filing to do the same, any equity or equity-linked securities, subject to limited exceptions, including without limitation, sales pursuant to the ATM Program.

So long as the Notes are outstanding, the Securities Purchase Agreement provides that the Company may not, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries equity, equity linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock through an approved at-the-market equity program) unless the Company offers certain participation rights to the holders of the Notes as set forth in the Securities Purchase Agreement, subject to limited exceptions.

So long as any Notes or Warrants are outstanding or during any period of time when a Subsequent Offering could potentially occur, the Securities Purchase Agreement provides that the Company and each Subsidiary may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s Class A Common Stock or varies based on changes in the trading price of the Company’s Class A Common Stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments). Sales of Class A Common Stock pursuant to an approved at-the-market equity program will not be considered Variable Rate Transactions. The ATM Program qualifies as an approved at-the market equity program for this purpose.

Additional Issuances of Notes and Warrants:

Subject to the satisfaction of the conditions in the Securities Purchase Agreement, the Company may issue and sell to the Investor up to an additional $7.5 million aggregate principal amount of Notes (issuable incrementally in up to two separate closings) and Warrants exercisable for the aggregate number of Warrant Shares equal to 65% of the aggregate principal amount of the Notes subsequently issued (the “Subsequently Purchased Securities”) in such separate closing (the “Subsequent Offering”). Certain of those conditions in the Securities Purchase Agreement include, but are not limited to: (i) the daily VWAP (as defined in the Warrants) of the Company’s Class A Common Stock is not less than $1.00 on Nasdaq, (ii) after giving pro forma effect to such subsequent closings, the Company’s pro forma indebtedness does not exceed certain specified relative percentages of its market capitalization as set forth in the Securities Purchase Agreement, (iii) the last funding date under the Securities Purchase Agreement was at least 90 days prior to the proposed subsequent closing, and (iv) on the subsequent closing date, the Company will have aggregate available and unused capacity to generate gross proceeds of at least $20.0 million under an approved at-the-market equity program and or equity line. The closing of the purchase of any

Subsequently Purchased Securities by the Investor may occur no earlier than two trading days following the Company’s public announcement of its earnings for the fiscal year ended December 31, 2023 and no later than August 4, 2024. Any Subsequently Purchased Securities issued pursuant to the Securities Purchase Agreement will be issued pursuant to exemptions from the Securities Act and the Investor will be entitled to certain registration rights with respect to such Subsequently Purchased Securities.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the period ended March 31, 2023, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with the other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. The risks or uncertainties described in these documents are not the only ones we face, but those that we consider to be material as of the date hereof. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. You should not consider past financial performance to be a reliable indicator of future performance, nor should you rely on historical trends to anticipate results or trends in future periods. If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations, or cash flow could be harmed and result in a loss of part or all of your investment. Please also read carefully the section below titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you may not approve.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition, or results of operations. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the proceeds from this offering for working capital and general corporate purposes. Our general corporate purposes include, but are not limited to, pursuing our growth strategies, continuing the development of our Launch System 2 and expansion of our Astra Spacecraft Engine™ business, capital expenditures, funding strategic investments, working capital and satisfaction of other obligations and other liabilities. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds.

Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy, and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use the net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business and cause the price of our Class A Common Stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no existing market for the Notes or the Warrants and we cannot assure that a market will develop.

There is no existing market for the Notes or the Warrants, and we do not intend to apply for listing of the Notes or the Warrants on any securities exchange. We cannot assure that an active trading market for the Notes or the Warrants will develop. There can be no assurances as to the liquidity of any market that may develop for the Notes or the Warrants, the ability of noteholders to sell their Notes, or Warrant holders to sell their Warrants or the price at which such holders may sell such Notes or Warrants. Future trading prices of the Notes and the Warrants will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the Notes or the Warrants may also be materially and adversely affected by declines in the market for similar securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

Risks Related to the Notes

Servicing the Notes will require a significant amount of cash, and we may not have sufficient cash to pay our obligations under the Notes.

Our ability to make scheduled payments of principal or to pay interest on or to refinance the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our current operations do not generate sufficient cash flow from operations to satisfy our obligations under the Notes. Accordingly, it is likely that we will need to obtain additional financing in order to pay the principal and interest on the Notes when due. Our ability to refinance the Notes will depend on the capital markets and our financial condition at such time. We may not be able to obtain the necessary capital to refinance the Notes on attractive terms or at all.

Some significant restructuring transactions may not constitute a Fundamental Change, in which case you would not be entitled to require us to purchase the Notes.

Upon the occurrence of a Fundamental Change, as that term is defined in the Notes, you have the right to require us to purchase your Notes. However, the Fundamental Change provisions will not afford protection to the holders of the Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change requiring us to purchase the Notes. In the event of any such transaction, the holders would not have the right to require us to purchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting holders of the Notes.

We are subject to certain covenants set forth in the Notes. Upon an event of default, including a breach of a covenant, we may not be able to make such accelerated payments under the Notes.

The Notes contain customary events of default, including for non-payment, breach of covenants, defaults under other material indebtedness, bankruptcy, change of control, material judgments, suspension from trading of our Class A Common Stock on an eligible exchange and failure to timely file Exchange Act reports. We will require additional financing to continue to conduct our operations and to comply with the terms of the Notes. Such additional financing may not be available on acceptable terms or at all.

Upon an event of default, the outstanding principal amount of the Notes plus any other amounts owed under the Notes will become immediately due and payable and holders of the Notes could accelerate the amounts due. A default would also likely significantly reduce the market price of our Class A Common Stock.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Subject to the covenants in the Notes, we and our subsidiaries may be able to incur substantial additional debt in the future. Some of these transactions may have potentially adverse effects on the holders of the Notes. In addition, we will not be restricted under the terms of the Notes from taking a number of other actions that could have the effect of diminishing our ability to make payments on the Notes when due. If we incur additional indebtedness, the related risks that we now face would intensify and could further exacerbate the risks associated with our ability to service our indebtedness.

The imposition of certain permitted liens could adversely affect the value of the Collateral.

The Collateral securing the Notes will be subject to liens permitted under the terms of the Notes, whether arising on or after the date the Notes are issued. The existence of any permitted liens could adversely affect the value of the Collateral securing the Notes, as well as the ability of the collateral agent to realize or foreclose on such Collateral. To the extent we incur any permitted liens, the liens of holders may not be first priority.

The rights of noteholders in the Collateral may be adversely affected by the failure to perfect security interests in the collateral.

Applicable law requires that a security interest in certain intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the such assets under the Notes may not be perfected if action are not taken to perfect or maintain such liens. The inability or failure to promptly take all such actions may result in a defect in the perfection, or the loss or extinguishment of the priority, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled.

Rights of holders of Notes in the Collateral may be adversely affected by bankruptcy proceedings.

The ability of holders of the Notes to realize upon the Collateral will be subject to bankruptcy law limitations in the event of our bankruptcy, and such ability would be significantly impaired (or at a minimum delayed) by the applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company prior to the collateral agent having repossessed and disposed of the Collateral. Under the Bankruptcy Code, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such a debtor, without prior bankruptcy court approval (which, in each case, may not be given under the circumstances). Moreover, applicable federal or foreign bankruptcy laws generally permit the debtor to continue to retain collateral, including cash collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”

The meaning of the term “adequate protection” may vary according to the circumstances but is intended generally to protect the value of the secured creditor’s interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the court, in its discretion, determines that a diminution in the value of the collateral occurs as a result of the stay of repossession or the disposition of the collateral during the pendency of the bankruptcy case.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when payments under the Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the collateral agent for the Notes could foreclose upon or sell the Collateral, the value of the Collateral as of the commencement of, or at any time during, a bankruptcy case or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the collateral.

In any bankruptcy proceeding with respect to the Company, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the value of the collateral with respect to the Notes is less than the then-current principal amount outstanding under the Notes on the date of the bankruptcy filing. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim up to the value of the collateral and an unsecured claim for any deficiency. As a result, claims of the holders of the Notes could be unsecured in whole or in part. The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest, fees and expenses and a lack of entitlement to receive other “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of notes of any such series.

Any future pledge of Collateral might be avoidable in a bankruptcy proceeding.

Any future pledge of Collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the Notes, might be avoidable by the pledgor or a trustee in bankruptcy if certain events or circumstances exist or occur, including if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Notes to receive a greater recovery in a hypothetical case under Chapter 7 of the Bankruptcy Code than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period. To the extent that the grant of any such Collateral is avoided as a preference or otherwise, you would lose the benefit of such pledge.

In certain circumstances, a court could void the Notes, and, if that occurs, you may not receive any payments on the Notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes could be voided as a fraudulent transfer or conveyance if we (a) issued the Notes with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for issuing the Notes and, in the case of (b) only, one of the following is also true at the time thereof:

•	we were insolvent or rendered insolvent by reason of the issuance of the Notes;

•	the issuance of the Notes left us with an unreasonably small amount of capital or assets to carry on the business;

•	we intended to, or believed that we would, incur debts beyond our ability to pay as they mature; or

•	we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied.

In those cases where our solvency is a relevant factor, the measures of insolvency will vary depending upon the law applied in any proceeding to determine whether a preference, fraudulent conveyance, transfer at undervalue or other challengeable or voidable transaction has occurred. In general, however, U.S. court would deem an entity insolvent if:

•	it is for any reason unable to meets its obligations as they generally become due;

•	it has ceased paying its current obligations in the ordinary course of business as they generally become due; or

•

the aggregate of its property is not, at a fair valuation, sufficient or, if disposed of at a fairly conducted sale under legal process, would not be sufficient to enable payment of all of its obligations, due and accruing due.

We cannot be sure as to how these standards of insolvency would be applied by any particular court, or regardless of the standard that the court uses, that the issuance of the Notes would not be subject to a claim that would be voided as a preference, fraudulent transfer, transfer at undervalue or other challengeable or voidable transaction. If a court were to find that the issuance of the Notes was a preference, fraudulent conveyance, transfer at undervalue or other challengeable or voidable transaction, such court could void the payment obligations under the Notes. In the event of a finding that a preference, fraudulent conveyance, transfer at undervalue or other challengeable or voidable transaction occurred, you may not receive any repayment on the Notes.

The Collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged Collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the Notes.

We may not be able to repurchase the Notes upon a Fundamental Change.

Upon the occurrence of a “Fundamental Change” as defined in the Notes, holders of the Notes will have the right to require us to repurchase the Notes (or any portion of the Notes) at 105% of their principal amount plus accrued and unpaid interest to the date of repurchase. The source of funds for any such repurchase of the Notes will be our available cash or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a Fundamental Change because we may not have sufficient financial resources to purchase all of the Notes. Our failure to repurchase the Notes upon a Fundamental Change would cause a default under the Notes.

The Notes will not be issued pursuant to an indenture qualified under the Trust Indenture Act.

The Notes will not be issued pursuant to an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). Accordingly, holders of the Notes will not have the benefits of the protections of the TIA. Accordingly, it may in some circumstances be difficult for holders of the Notes, acting individually or collectively, to take actions to enforce their rights under the Notes.

Risks Related to the Warrants

If the price of our Class A Common Stock remains below the exercise price of the Warrants, holders will be unlikely to exercise their Warrants for cash, resulting in little or no cash proceeds to us from such exercises.

The Warrants are exercisable for 22.5 million shares of our Class A Common Stock at $0.45 per share. On August 3, 2023, the closing price for our Class A Common Stock was $0.39. If the price of our Class A Common Stock remains below the exercise price of the Warrants, holders will be unlikely to exercise their Warrants for cash, resulting in little or no cash proceeds to us from such exercises. We expect to use any proceeds from the exercise of the Warrants for working capital and general corporate purposes. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

Except as otherwise provided in the Warrants, holders of the Warrants will not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until such holders exercise their Warrants and acquire our Class A Common Stock.

Except as otherwise provided in the Warrants, holders of the Warrants will not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until such holders exercise their Warrants and acquire our Class A Common Stock. As a result, absent exercise of the Warrants, holders of the Warrants will not have the ability to vote their shares underlying the Warrants, which may limit the influence that investors in our offering may have over the outcome of matters submitted to our stockholders for a vote.

Some significant strategic or financing transactions may not constitute a Fundamental Transaction, in which case we would not be obligated to deliver new warrants or other securities to the holders of the Warrants.

If, while the Warrants are outstanding, we enter into a “Fundamental Transaction” as such term is defined in the Warrants (which generally refers to a merger, sale of a substantial amount of assets or other business combination transaction), holders of Warrants will have the right to receive an instrument of the acquiring or successor entity that is exercisable for a proportionate number of shares of capital stock of such entity at a proportionate exercise price per share relative to the number of shares of our Class A Common Stock for which the Warrants could be exercised prior to such Fundamental Transaction. However, certain transactions, such as a sale of less than 50% of the outstanding shares of our Class A Common Stock, may not constitute a Fundamental Transaction requiring us to deliver new warrants or other securities to holders of the Warrants. In the event of such a transaction, the holders of Warrants would not have the right to require us to deliver them new warrants or other securities, even though such a transaction could be highly dilutive to the ownership interests of existing stockholders.

The Fundamental Transaction feature of the Warrants may delay or prevent an otherwise beneficial attempt to take over our company.

As noted above, if while the Warrants are outstanding, we enter into a Fundamental Transaction, holders of Warrants will have the right to receive an instrument of the acquiring or successor entity. In addition, if the Fundamental Transaction also constitutes a “Change of Control” as such term is defined in the Warrant or if there is a sale, assignment, transference, conveyance or disposition otherwise of a majority interest in one of the Company’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X)), holders may require us, or the successor entity, to repurchase the Warrants for an amount in cash (or, in the case of a Change of Control transaction that is not within our control, in the same form of consideration received by holders of our Class A Common Stock in connection with such transaction, which may include shares of capital stock of a successor entity) equal to the “Black Scholes Value” of the Warrants, as such term is defined in the Warrants. The Black Scholes Value is based on a formula set forth in the Warrants and is intended to approximate the value of the option inherent in the Warrants at the relevant time. These provisions may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the Warrants.

The Warrants will become exercisable for our Class A Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

The Warrants are exercisable for 22.5 million shares of our Class A Common Stock at $0.45 per share. The additional shares of our Class A Common Stock issued upon exercise of the Warrants will result in dilution to the then existing holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $10.8 million after deducting the placement agent fees and offering expenses payable by us of approximately $1.3 million. The net proceeds will be used for working capital and general corporate purposes. Our general corporate purposes include, but are not limited to, pursuing our growth strategies, continuing the development of our Launch System 2 and expansion of our Astra Spacecraft Engine™ business, capital expenditures, funding strategic investments, working capital and satisfaction of other obligations and other liabilities.

We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

DILUTION

As of March 31, 2023, our net tangible book value was approximately $33.8 million, or $0.16 per share of Class A Common Stock. We calculate net tangible book value per share by dividing our net tangible assets (total tangible assets less total liabilities) by the number of outstanding shares of our Class A Common Stock.

Prior to the consummation of the Reverse Stock Split after giving effect to the sale by us of 50,000,000 ATM Shares in the ATM Program at an assumed offering price of $0.40 per share (the closing price of our Class A Common Stock on July 28, 2023), this offering of Notes and the Warrants, and after deducting sales commissions and estimated offering expenses payable by us of $938,765 in connection with the ATM Program, and $1,285,113 direct costs and a $4,810,768 discount attributable to the Warrants, our adjusted net tangible book value as of March 31, 2023 would have been approximately $57.7 million, or $0.22 per share of Class A Common Stock. This amount represents an immediate increase in net tangible book value of $0.06 per share of our Class A Common Stock to existing stockholders and an immediate dilution of $0.18 per share of our Class A Common Stock to purchasers in the ATM Program.

Assuming the Reverse Stock Split was completed on July 28, 2023, and after giving effect to the sale by us of 10,833,333 ATM Shares in the ATM Program at an assumed offering price of $6.00 per share (which is an estimate based on the last reported price for a share of our Class A Common Stock on July 28, 2023, after giving effect to the Reverse Stock Split) and after deducting sales commissions and estimated offering expenses payable by us of $2,063,765 in connection with the ATM Program, and $1,285,113 direct costs and a $4,810,768 discount attributable to the Warrants, our adjusted net tangible book value as of March 31, 2023 would have been approximately $101.6 million, or $4.03 per share of Class A Common Stock. This amount represents an immediate increase in net tangible book value of $1.67 per share of our Class A Common Stock to existing stockholders and an immediate dilution of $1.97 per share of our Class A Common Stock to purchasers in the ATM Program. As discussed on page S-6 of this prospectus supplement, the Reverse Stock Split was approved on July 6, 2023, and is expected to be consummated on or before October 2, 2023, at a ratio of (a) one new share of Class A Common Stock for 15 shares of Class A Common Stock then issued and outstanding; and (b) one new share of Class B Common Stock for 15 shares of Class B Common Stock then issued and outstanding) and this information is being provided to illustrate the change in net tangible book value and dilution as a result of the consummation of the Reverse Stock Split.

The ATM Program does not have a stated offer price because it is an at-the-market offering; accordingly, the closing price of our Class A Common Stock from July 28, 2023, was used for purposes of the computations and discussion above, including the estimate of the closing price of a share of our Class A Common Stock, assuming that the Reverse Stock Split was consummated on July 28, 2023. The following table illustrates the dilution on a per share basis to new investors participating in the ATM Program:

	Pre-Reverse Stock Split		Post-Reverse Stock Split
Assumed public offering price per share of Class A Common Stock		$0.40		$6.00
Net tangible book value per share as of March 31, 2023	$0.16		$2.36
Increase in net tangible book value per share attributable to the ATM Program	$0.06		$1.67

As adjusted net tangible book value per share as of March 31, 2023, after giving effect to this offering		$0.22		$4.03
Dilution per share of Class A Common Stock to new investors in the ATM Program		$0.18		$1.97

Prior to the Reverse Stock Split and during the period in which we may only offer and sell 50,000,000 shares in the ATM Offering: (i) an increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.40 per share (the closing price of our Class A Common Stock on July 28, 2023) after deducting sales commissions and estimated offering expenses payable by us of $1,063,765 in connection with the ATM Program, $1,285,113 direct costs and a $4,810,768 discount attributable to the Warrants, would increase our adjusted net tangible book value per share after the offering to $0.24 per share and an immediate dilution in net tangible book value per share to new investors in ATM Program of $0.26 per share and (ii) a decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.40 per share (the closing price of our Class A Common Stock on July 28, 2023) after deducting sales commissions and estimated offering expenses payable by us of $813,765 in connection with the ATM Program, $1,384,113 direct costs and a $4,810,768 discount attributable to the Warrants, would increase our adjusted net tangible book value per share after the offering to $0.20 per share and an immediate dilution in net tangible book value per share to new investors in ATM Program of $0.10 per share,

Assuming the Reverse Stock Split was completed on July 28, 2023 and all of the shares available to be sold in the ATM Offering are sold: (i) an increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $6.00 per share (which is an estimate based on the last reported price for a share of our Class A Common Stock on July 28, 2023, after giving effect to the Reverse Stock Split) after deducting sales commissions and estimated offering expenses payable by us of 2,063,765 in connection with the ATM Program, $1,285,113 direct costs and a $4,810,768 discount attributable to the Warrants, would increase our adjusted net tangible book value per share after the offering to $4.06 per share and an immediate dilution in net tangible book value per share to new investors in the ATM Program of $2.04 per share and (ii) a decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $6.00 per share (which is an estimate based on the last reported price for a share of our Class A Common Stock on July 28, 2023, after giving effect to the Reverse Stock Split) after deducting sales commissions and estimated offering expenses payable by us of $2,063,765 in connection with the ATM Program, and $1,285,113 direct costs and a $4,810,768 discount attributable to the Warrants, would increase our adjusted net tangible book value per share after the offering to $4.01 per share and an immediate decrease in the dilution in net tangible book value per share to new investors in the ATM Program of $1.89 per share.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above discussion and table with respect to information for sales occurring prior to the consummation of the Reverse Stock Split is based on 215,286,444 shares outstanding as of March 31, 2023, and exclude as of that date:

•	25,701,996 options to purchase shares of our Class A Common Stock;

•	14,541,358 restricted and performance stock units outstanding;

•	25,000 shares we may issue under outstanding warrants;

•	22,500,000 Warrants to be issued in this offering; and

•	23,589,868 shares of Class A Common Stock reserved for future issuance under our 2021 Omnibus Incentive Plan and employee stock purchase plan.

The above discussion and table with respect to information for sales occurring after the consummation of the Reverse Stock Split are based on 14,352,430 shares outstanding as of March 31, 2023, and exclude as of that date:

•	1,713,466 outstanding options to purchase shares of our Class A Common Stock;

•	969,425 restricted and performance stock units outstanding;

•	1,667 shares we may issue under outstanding warrants;

•	1,500,000 Warrants to be issued in this offering; and

•	1,572,658 shares of Class A Common Stock reserved for future issuance under our 2021 Omnibus Incentive Plan and employee stock purchase plan.

DESCRIPTION OF THE NOTES

The following description is intended to be an overview of the material provisions of the Notes and the Security Documents. In this description, the terms the “Company,” “we,” “our” and “us” each refer to Astra Space, Inc. and not any of our subsidiaries. This summary is not complete and is qualified in its entirety by reference to the Notes and the Security Documents. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Notes.

General

The Notes will not be issued pursuant to an indenture. The Notes will be the Company’s senior obligations secured by a first-priority security interest in all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries pursuant to the Security Agreements. The Notes will mature on November 1, 2024 and will be sold at a purchase price of $12,125,000, or approximately 97.0% of their aggregate principal amount of $12,500,000; provided, that the Maturity Date may be extended for up to an additional year by written agreement of the Company and the Holders. The interest rate under the Notes will be 9.0%, which interest rate would increase to 15% per annum upon the existence of an Event of Default (such increased interest, “Default Interest”). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will not be entitled to the benefits of any sinking fund.

Ranking

The Notes will be the Company’s senior secured obligations. The Notes will be structurally subordinated to the indebtedness and all other obligations of the Company’s Subsidiaries. The Notes will rank (i) effectively senior to all unsecured indebtedness of the Company to the extent of the value of the Collateral securing the Notes for so long as the Collateral so secures the Notes and (iii) senior to any Subordinated Indebtedness.

Security and Collateral

The obligations under the Notes will be secured by first-priority security interests in the Collateral, subject to Permitted Liens. The Collateral will include all tangible and intangible assets, now owned and hereafter created or acquired, of the Company and its Subsidiaries, other than Excluded Property (as defined in the Security Agreements). The Security Documents will create and establish the term of the security interests that secure the payment and performance of our obligations under the Notes.

No appraisal of the value of the Collateral has been made in connection with the issuance of the Notes. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due under the Notes. For information regarding the value of the Collateral see “Risk Factors—Risks Related to the Notes.” The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the industry in which the Company operates, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would also be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner. In addition, in the event of a bankruptcy, insolvency, liquidation, reorganization or similar proceeding, the ability of the Holders to realize upon any of the Collateral may be subject to certain bankruptcy and insolvency legal limitations.

The Security Documents require that the Company pledge all assets or property acquired after the Issue Date to secure the Company’s obligations under the Notes. Collateral will only be released from the security interests in accordance with the terms of the Notes and the Security Documents.

As additional security for the Notes, the Company is required to maintain a cash balance of $5.0 million in a restricted account, which is not accessible to the Company while the Notes are outstanding. The Company is also required to maintain an approved at-the-market equity program that, at all times, shall have available and unused capacity to generate at least $20.0 million of gross proceeds to the Company.

Securities Purchase Agreement Restrictions with respect to the Notes

The Company has entered into a Securities Purchase Agreement with the initial Holder. The Securities Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type.

So long as the Notes are outstanding, the Securities Purchase Agreement provides that the Company may not, directly or indirectly, offer, sell, grant any option to purchase or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any of its Subsidiaries’ equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of Class A Common Stock through an approved at-the-market equity program) unless the Company offers certain participation rights to the Holder as set forth in the Securities Purchase Agreement, subject to limited exceptions.

Additional Notes

Subject to the satisfaction of the conditions in the Securities Purchase Agreement, the Company may issue and sell to the Investor up to an additional $7.5 million aggregate principal amount of Notes (issuable incrementally in up to two separate closings) and Warrants exercisable for the aggregate number of Warrant Shares equal to 65% of the aggregate principal amount of the Notes subsequently issued in such Subsequent Offering. Certain of those conditions in the Securities Purchase Agreement include:

(1)	the daily VWAP (as defined in the Warrants) of the Common Stock on Nasdaq is not less than $1.00;

(2)

after giving pro forma effect to such subsequent closings, the Company’s pro forma indebtedness does not exceed the relative percent of the Company’s market capitalization as calculated on the measurement date with reference to the following table:

Minimum Cash and Cash Equivalents	Relative Percent
Less than $40.0 million	20%
$40.0 million to $50.0 million	25%
Greater than $50.0 million	30%

For purposes of this clause (2), (w) “Market Capitalization” shall equal the lowest Daily Market Capitalization during the Measurement Period; (x) “Daily Market Capitalization” shall mean the product of (i) the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the Initial Closing Date (as defined in the Securities Purchase Agreement), and (ii) the Last Reported Sale Price (as defined in the Notes) on such VWAP Trading Day; (y) “Measurement Period” shall mean the period beginning fifteen (15) Trading Days prior to the date that the Company provides a Subsequently Purchased Securities Notice (as defined in the Securities Purchase Agreement) through the Subsequent Closing Date (as defined in the Securities Purchase Agreement) pursuant to such Subsequently Purchased Securities Notice; and (z) “Minimum Cash and Cash Equivalents” shall be equal to the lowest of the Company’s total Cash and Cash Equivalents (as defined in the Notes) on (i) the last day of the immediately preceding fiscal quarter, (ii) the date of delivery of the Subsequently Purchased Securities Notice and (iii) the Subsequent Closing Date.

(3)	the last funding date under the Securities Purchase Agreement was at least 90 days prior to the proposed subsequent closing;
(4)	on the subsequent closing date, the Company will have aggregate available and unused capacity to generate gross proceeds to us of at least $20.0 million under an approved at-the-market equity program;

(5)

if the Company reports Cash and Cash Equivalents at the end of the Quarterly Cash Burn Period of less than $50.0 million, then, for the calendar quarter immediately preceding the date that the Subsequently Purchased Securities Notice is delivered (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period must be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) $10.0 million (the “Quarterly Cash Burn Test”); and

(6)

the subsequent closing date may occur no earlier than two trading days following the Company’s public announcement of its earnings for the fiscal year ended December 31, 2023 and no later than August 4, 2024.

Any additional Notes and Warrants issued pursuant to the Securities Purchase Agreement will be issued pursuant to exemptions from the Securities Act and the holders thereof will be entitled to certain registration rights with respect to such Notes and Warrants.

Amortization Payments

An Amortization Payment must be paid in cash quarterly on each February 1, May 1, August 1 and November 1 through the maturity date of the Notes.

Mandatory Repurchase Option

The Holder may require the Company to repurchase the Notes in cash for an amount equal to 105% of the then outstanding Principal Amount of the Notes to be so repurchased plus accrued and unpaid interest to the date of repurchase upon the occurrence of any of the following events (each, a “Fundamental Change”):

(A)

a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly-Owned Subsidiaries, or the employee benefit plans of the Company or its Wholly-Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined in the Notes) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)

the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly-Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock or a merger or combination of one Wholly-Owned Subsidiary of the Company into another of the Company’s Wholly-Owned Subsidiaries); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined in the Notes) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)	the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)	the Common Stock ceases to be listed on any Eligible Exchange.

Optional Redemption

The Company may, at its option, at any time in the absence of a Default or Event of Default, upon 10 Business Days’ notice, elect to redeem all (or a portion thereof not less than $5.0 million) of the then outstanding Principal Amount of the Notes at a cash redemption price of 105% of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption.

Certain Covenants

Incurrence of Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; or (b) prepay any Indebtedness except by the conversion of Indebtedness into equity securities (other than Disqualified Stock) and the payment of cash in lieu of fractional shares in connection with such conversion. The Company shall not and shall not permit any Subsidiary to incur any Indebtedness that would cause a breach or Default under the Notes or prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including without limitation, the payment of interest and principal thereon.

Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements provided under plans approved by the Board of Directors; provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except that a Subsidiary of the Company may pay dividends or make distributions to the Company or a parent company that is a Wholly-Owned Subsidiary of the Company, or (c) lend money to any employees, officers or directors (except as permitted under clause (F) of the definition of Permitted Investment), or guarantee the payment of any such loans granted by a third party in excess of fifty thousand dollars ($50,000) individually or two hundred thousand dollars ($200,000) in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $50,000 individually and $200,000 in the aggregate during any calendar year.

Transfers. Except for Permitted Transfers and Permitted Investments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of the assets of the Company and its Subsidiaries (taken as a whole).

Minimum Liquidity. From the Issue Date until the date any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, the Company and its Subsidiaries shall have at all times at least fifteen million dollars ($15,000,000) of unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”); provided, that five million dollars ($5,000,000) of which shall be held in a Controlled Account, the Control Agreement for respect to which does not provide the Company or its Subsidiaries access to the amounts in such Controlled Account and only permits funds to be released from such Controlled Account pursuant to the terms of the Control Agreement. From the date any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, the Company and its Subsidiaries shall have at all times at least twenty million dollars ($20,000,000) of unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States subject to one or more Control Agreements entered into in favor of the Collateral Agent (each a “Controlled Account”); provided, that eight million dollars ($8,000,000) of which shall be held in a Controlled Account, the Control Agreement for respect to which does not provide the Company or its Subsidiaries access to the amounts in such Controlled Account and only permits funds to be released from such Controlled Account pursuant to the terms of the Control Agreement.

Maintenance of ATM Sales Agreement or Equity Line of Credit. The Company shall (i) at all times have in effect an agreement providing for (x) an “at-the-market” offering within the meaning of Rule 415(a)(4) of the Securities Act (an “ATM Sales Agreement”) in place pursuant to which the Company may issue and sell shares of Common Stock from time to time or (y) an Equity Line of Credit and (ii) ensure that at all times the ATM Sales Agreement and the Equity Line of Credit have available aggregate capacity to generate gross proceeds to the Company of at least $20.0 million.

Transactions with Affiliates. Except for transactions for fair consideration and on terms no less favorable to the Company than would be obtainable in a comparable arm’s length transaction with a Person that is not an affiliate thereof, neither the Company, nor any of its Subsidiaries, shall enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate.

Cash Burn. If any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, then for each calendar quarter beginning with the calendar quarter ending on the latter of (i) December 31, 2023 and (ii) the last calendar day of the calendar quarter to have been completed following the issuance of any Subsequently Purchased Notes (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) ten million dollars ($10,000,000) (the “Quarterly Cash Burn Test”). If any Subsequently Purchased Notes (as defined in the Securities Purchase Agreement) have been issued, then for each consecutive two calendar quarter period (each such period, a “Dual Quarter Cash Burn Period”), beginning with Dual Quarter Cash Burn Period ending on the latter of (i) March 31, 2024 and (ii) the last calendar day of the Dual Quarter Cash Burn Period to have been completed following the issuance of any Subsequently Purchased Notes, the Company’s Available Cash on the last calendar day of such Dual Quarter Cash Burn Period shall be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the calendar quarter ending immediately prior to such two calendar quarter period, less (y) fifteen million dollars ($15,000,000) (the “Dual Quarter Cash Burn Test”). Notwithstanding anything to the contrary, the Company shall not be subject to the Quarterly Cash Burn Test or the Dual Quarter Cash Burn Test for any Quarterly Cash Burn Period or Dual Quarter Cash Burn Period, as applicable, for which the Company reports Cash and Cash Equivalents at the end of such period of at least fifty million dollars ($50,000,000).

Restricted Issuances. The Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness, in each case, that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s or its Subsidiaries’ obligations under the Notes, including, without limitation, the payment of principal thereon.

Share Reserve. So long as the Notes or any Warrants remain outstanding, the Company shall at all times have no less than a number of authorized but unissued shares of Class A Common Stock equal to (i) prior to the earlier of October 2, 2023 or the Compliance Date, one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants sold at the Initial Closing, which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Holder) and (ii) on and after the earlier of October 2, 2023 or the Compliance Date, the sum of (x) one hundred percent (100%) of the maximum number of shares of Class A Common Stock as shall be necessary to satisfy the Company’s obligations to issue shares of Class A Common Stock under the Warrants (as defined in the Securities Purchase Agreement), which shall be reserved for issuance upon the exercise of the Warrants (which such reservation shall be for the sole benefit of and exclusive availability for the Holder) and (y) two hundred percent (200%) of a fraction, the numerator of which shall be the then outstanding Principal Amount of all Notes issued pursuant to the Securities Purchase Agreement plus an amount equal to all interest accruable on such outstanding Principal Amount through the Maturity Date, and the denominator of which shall be the Market Stock Price (the “Required Reserve Amount”); provided, that at no time shall the number of shares of Class A Common Stock reserved pursuant to this covenant be reduced other than in connection with any stock combination, reverse stock split or other similar transaction.

Successors. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the holder or any of its Affiliates (a “Business Combination Event”), unless:

(A)

the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Notes; and

(B)

immediately after giving effect to such Business Combination Event, no Event of Default will have occurred that has not been waived and no Default will have occurred and be continuing which has not been waived.

At the effective time of any Business Combination Event, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Notes with the same effect as if such Successor Corporation had been named as the Company in the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Notes.

Events of Default

The following are summaries of events of default (an “Event of Default”) with respect to the Notes (whose occurrence, for the avoidance of doubt, may be waived, but may not be cured):

(i)	a default in the payment when due of an Amortization Payment, the Principal Amount or the Fundamental Change Repurchase Price under the Notes;

(ii)	a default for two Business Days in the payment when due of the interest on the Notes;

(iii)

a default in the Company’s obligation to timely deliver a Fundamental Change Notice or Compliance Certificate and such default continues for five Business Days, or the delivery of a materially false or inaccurate Fundamental Change Notice or Compliance Certificate;

(iv)	any failure to timely deliver an Event of Default Notice or a materially false or inaccurate certification as to whether any Event of Default has occurred;

(v)

a default in any of the Company’s obligations or agreements under the Notes or the Transaction Documents (in each case, other than a default set forth in clauses (i)—(iv) or (vii) – (xvi)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality qualifications, which may not be breached in any respect) of any Transaction Document; provided, however, that if such default can be cured, then such default shall not be an Event of Default unless the Company has failed to cure such default within 10 Business Days after its occurrence;

(vi)

any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(vii)

the Company fails to comply with any of the following covenants: Indebtedness; Amendments to Indebtedness, Liens, Investments, Distributions, Transfer, Minimum Liquidity, Maintenance of ATM Sales Agreement or Equity Line of Credit, Cash Burn (if any Subsequently Purchased Notes have been issued), Restricted Issuances or Independent Investigation;

(viii)

the suspension from trading or failure of the Class A Common Stock to be trading or listed on the Company’s primary Eligible Exchange (measured in terms of trading volume for its Class A Common Stock) on which the Class A Common Stock is traded for a period of 10 consecutive Trading Days;

(ix)

(x) the failure of the Company or any of its Subsidiaries to pay when due or within any applicable grace period any Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of at least $200,000 in the aggregate of the Company or any of its Subsidiaries, whether such Indebtedness exists as of the Issue Date or is thereafter created, and whether such default has been waived for any period of time or is subsequently cured; or (y) the occurrence of any breach or default under any terms or provisions of any other Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) of at least $200,000 in the aggregate of the Company or any of its Subsidiaries, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, Indebtedness (other than Indebtedness of the type described under the clauses (C) and (M) of the definition of Permitted Indebtedness that is being disputed in good faith) having an individual principal amount in excess of $200,000 to become or be declared due prior to its stated maturity;

(i)

one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least $250,000 in the aggregate, is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (x) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (y) there shall be a period of 30 consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(ii)

the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act, the Company withdraws or restates any such quarterly report or annual report previously filed with the Commission or the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A. of the General Instructions to Form S-3;

(iii)

the Company fails to remove any restrictive legend on any certificate or any shares of Class A Common Stock issued to the Holder pursuant to any Securities (as defined in the Securities Purchase Agreement) acquired by the Holder under the Securities Purchase Agreement (including the Notes) as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws and such failure continues for more than five Trading Days;

(iv)

any Security Document shall for any reason fail or cease to create a separate valid and perfected, and, except to the extent permitted by the terms thereof or the Notes, first priority Lien on the Collateral, in each case, in favor of the Collateral Agent in accordance with the terms thereof, or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

(v)

any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured (other than any damage, loss or destruction coincident with and resulting from the Company’s business as a launch services provider), or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(vi)	at any time shares of Class A Common Stock issuable upon exercise of the warrants issued pursuant to the Securities Purchase Agreement are not Freely Tradeable;

(vii)	certain events of bankruptcy affecting the Company or any Significant Subsidiary; and

(viii)	the Company’s stockholders approve any plan for the liquidation or dissolution of the Company.

If an Event of Default as a result of certain events of bankruptcy affecting the Company occurs, then the outstanding portion of the Principal Amount of, and all accrued and unpaid interest on, the Notes will immediately become due and payable without any further action or notice by any Person. If an Event of Default (other than a bankruptcy Event of Default with respect to the Company) occurs and has not been waived by the Holders, then the Holders, by notice to the Company, may declare the Notes to become due and payable on the Business Day immediately following the date of such notice for cash in an amount equal to 115% of the then outstanding Principal Amount of the Notes, plus accrued and unpaid interest.

Promptly, but in no event later than two Business Days after an Event of Default, the Company must provide written notice of such Event of Default to the Holder.

Amendments

The Notes may not be amended or modified unless in writing by the Company and the Required Holders.

Governing Law

The internal law of the state of Delaware will govern and be used to construe the Notes.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Notes.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Amortization Date” means, (A) February 1, May 1, August 1 and November 1 of each calendar year, beginning on November 1, 2023, and (B) if not otherwise included in clause (A), the Maturity Date.

“Available Cash” means, as of any date of determination, (A) the sum of (i) the Company’s Cash and Cash Equivalents and (ii) any Cash paid by the Company to the Holder pursuant to this Note during the Quarterly Cash Burn Period, in the case of the Quarterly Cash Burn Test, or Dual Quarter Cash Burn Period, in the case of the Dual Quarter Cash Burn Test, less (B) any Cash raised from any financings or series of related financings involving the Holder or otherwise during the Quarterly Cash Burn Period or Dual Quarter Cash Burn Period, as applicable, including for the avoidance of doubt, from the sale and issuance of the Company’s Capital Stock, Convertible Securities, Equity-Linked Securities or Indebtedness.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State, or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $5,000,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $5,000,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Collateral” has the meaning set forth in the Security Agreements; provided, however, that the Excluded Collateral shall be excluded from the Collateral.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on The Nasdaq Capital Market (or the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ASTR <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B)

is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Subsidiary of the Company; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C)	is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“Eligible Exchange” means any of The New York Stock Exchange, The NYSE American LLC, the Nasdaq Stock Market, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equity Interest” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including preferred stock or membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Equity Line of Credit” means any equity line of credit approved by written agreement by the Holder.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to the Note, that (A) such shares are (or, when issued, will be) issued by the Company pursuant to an effective registration statement and would not constitute “restricted securities” within the meaning of Rule 144 under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements of such Eligible Exchange.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time: provided the definitions set forth in the Notes and any financial calculations required thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Government Funding” means any funding provided by any local, state or federal government or any funding guaranteed by any such local, state or federal government; provided, that such Government Funding (1) shall not have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than ninety-one (91) days following the Maturity Date, (2) shall not have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note, and (3) shall be unsecured and subordinated to the Notes.

“Indebtedness” means, indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets to solely the extent of the amount in excess of the fair market value.

“Issue Date” means August 4, 2023.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided that for the avoidance of doubt, licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of the Notes.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 1, 2024; provided, that the Maturity Date may be extended for up to an additional year by written agreement of the Company and the Holder.

“Other Notes” means any notes that are of the same class of the Notes and that are represented by one or more certificates other than the certificate representing the Notes.

“Patent License” means any written agreement granting any right with respect to any invention covered by a Patent that is in existence or a Patent application that is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means (A) Indebtedness evidenced by the Note and all other Senior Secured Notes issued pursuant to the Securities Purchase Agreement, including all Other Notes; (B) Indebtedness actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement; (C) Indebtedness to trade creditors incurred in the ordinary course of business consistent with past practices; (D) Indebtedness that also constitutes a Permitted Investment; (E) Subordinated Indebtedness of the Company; (F) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed one hundred thousand dollars ($100,000) at any time outstanding; (G) Government Funding; (H) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (M); (I) so long as there exists no Event of Default or continuance of a Default, in either case, immediately before or immediately after giving effect to any such transaction, Indebtedness existing or arising under any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is obtained by the Company to provide protection against fluctuations in interest or currency exchange rates, provided, however, that such obligations are (or were) entered into by the Company or an Affiliate on a “delta neutral” (as defined by FINRA Rule 2360(a)(11)) basis and in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (J) Indebtedness in the form of insurance premiums financed through the applicable insurance company; (K) intercompany Indebtedness of Company or any Wholly-Owned Subsidiary owing to and held by Company or any Wholly-Owned Subsidiary; provided, however, that such Indebtedness is unsecured and subordinated to Company’s Obligations under the Notes; (L) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (M) Indebtedness in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards, in each case in the ordinary course of business; and (N) extensions, refinancings and renewals of any items of Permitted Indebtedness; provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiaries, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not (1) have a final maturity date, amortization payment, sinking fund, put right, mandatory redemption or other repurchase obligation at the option of the lender or holder of such indebtedness, or be prepayable at the option of the Company, in any case earlier than one hundred eighty-one (181) days following the Maturity Date or (2) have any covenants that are more restrictive on the Company in any material respect than the covenants set forth in this Note. Notwithstanding anything to the contrary, the sum of the amounts described in clauses (L) through (M) shall not exceed two million dollars ($2,000,000) in the aggregate.

“Permitted Intellectual Property Licenses” means (A) Intellectual Property licenses actually disclosed pursuant to the Securities Purchase Agreement as of the date of the Securities Purchase Agreement, and (B) non-perpetual Intellectual Property licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during an Event of Default or continuance of a Default.

“Permitted Investment” means: (A) Investments actually disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank headquartered in the United States with assets of at least $5,000,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (E) shall not apply to Investments of the Company in any Subsidiary thereof; (F) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, provided that the aggregate of all such loans outstanding may not exceed two hundred thousand dollars ($200,000) at any time; (G) Investments in Wholly-Owned Subsidiaries; (H) Permitted Intellectual Property Licenses; and (I) additional Investments that do not exceed two hundred thousand dollars ($200,000) in the aggregate in any twelve (12) month period.

“Permitted Liens” means any and all of the following: (A) Liens deemed to be disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date; (B) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (C) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (D) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (E) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (F) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor; (G) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (H) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (I) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (J) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (K) Liens on Cash or Cash Equivalents securing obligations permitted under clauses (C), (D) and (F) of the definition of Permitted Indebtedness; (L) Liens in favor of Holder or the Collateral Agent; and (M) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (B) through (J) above (other than any Indebtedness repaid with the proceeds of the Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly-Owned Subsidiaries under clause (G) of Permitted Investments; and (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Required Holders” has the meaning set forth in the Securities Purchase Agreement.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of August 4, 2023, between the Company and High Trail Investments ON LLC providing for the issuance of the Notes.

“Security Agreements” means those certain security agreements, dated August 4, 2023, between the Company and the Collateral Agent.

“Security Document” has the meaning set forth in the Security Agreements.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is listed for trading; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; provided that the Holder, by written notice to the Company, may waive any such VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal, in terms of volume, Eligible Exchange on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.

DESCRIPTION OF THE WARRANTS

The following description is intended to be an overview of the material provisions of the Warrants. In this description, the terms the “Company,” “we,” “our” and “us” each refer to Astra Space Inc. and not any of our subsidiaries. This summary is not complete and is qualified in its entirety by reference to the Warrants. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them by the Warrants.

General

Subject to the restrictions described below, the Warrants will be exercisable for up to 22,500,000 shares of our Class A Common Stock (the “Warrant Shares”) at an exercise price of $0.45 per Warrant Share, subject to certain adjustments set forth in the Warrant and described below.

Securities Purchase Agreement Restrictions with respect to the Warrants

We have entered into a Securities Purchase Agreement with the initial Holder. The Securities Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type.

So long as any Notes or Warrants are outstanding or during any period of time when a Subsequent Offering could potentially occur, the Securities Purchase Agreement provides that the Company and each Subsidiary may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s Class A Common Stock or varies based on changes in the trading price of the Company’s Class A Common Stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments). Sales of Class A Common Stock pursuant to an approved at-the-market equity program, such as the ATM Program, will not be considered Variable Rate Transactions.

Additional Warrants

Subject to the satisfaction of the conditions in the Securities Purchase Agreement, the Company may issue and sell to the Holders of the Notes up to an additional $7.5 million aggregate principal amount of Notes (issuable incrementally in up to two separate closings) and Warrants exercisable for the aggregate number of Warrant Shares equal to 65% of the aggregate principal amount of the Notes subsequently issued. Certain of those conditions in the Securities Purchase Agreement include:

(1)	the daily VWAP (as defined in the Warrants) of the Common Stock on Nasdaq is not less than $1.00;

(2)

after giving pro forma effect to such subsequent closings, the Company’s pro forma indebtedness does not exceed the relative percent of the Company’s market capitalization as calculated on the measurement date with reference to the following table:

Minimum Cash and Cash Equivalents	Relative Percent
Less than $40.0 million	20%
$40.0 million to $50.0 million	25%
Greater than $50.0 million	30%

For purposes of this clause (2), (w) “Market Capitalization” shall equal the lowest Daily Market Capitalization during the Measurement Period; (x) “Daily Market Capitalization” shall mean the product of (i) the total number of shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the Initial Closing Date, and (ii) the Last Reported Sale Price (as defined in the

Notes) on such VWAP Trading Day; (y) “Measurement Period” shall mean the period beginning fifteen (15) Trading Days prior to the date that the Company provides a Subsequently Purchased Securities Notice through the Subsequent Closing Date pursuant to such Subsequently Purchased Securities Notice; and (z) “Minimum Cash and Cash Equivalents” shall be equal to the lowest of the Company’s total Cash and Cash Equivalents (as defined in the Notes) on (i) the last day of the immediately preceding fiscal quarter, (ii) the date of delivery of the Subsequently Purchased Securities Notice and (iii) the Subsequent Closing Date.

(3)	the last funding date under the Securities Purchase Agreement was at least 90 days prior to the proposed subsequent closing;

(4)	on the subsequent closing date, the Company will have aggregate available and unused capacity to generate gross proceeds to us of at least $20.0 million under an approved at-the-market equity program;

(5)

if the Company reports Cash and Cash Equivalents at the end of the Quarterly Cash Burn Period of less than $50.0 million, then, for the calendar quarter immediately preceding the date that the Subsequently Purchased Securities Notice is delivered (each such period, a “Quarterly Cash Burn Period”), the Company’s Available Cash on the last calendar day of such Quarterly Cash Burn Period must be greater than or equal to (x) the sum of the Company’s Cash and Cash Equivalents on the last calendar day of the immediately preceding calendar quarter, less (y) $10.0 million (the “Quarterly Cash Burn Test”); and

(6)

the subsequent closing date may occur no earlier than two trading days following the Company’s public announcement of its earnings for the fiscal year ended December 31, 2023 and no later than August 4, 2024.

Any additional Notes and Warrants issued pursuant to the Securities Purchase Agreement will be issued pursuant to exemptions from the Securities Act and the holders thereof will be entitled to certain registration rights with respect to such Notes and Warrants.

Exercise

The Warrants will be exercisable in whole or in part immediately after the closing of the transactions described herein and from time to time for five years thereafter. The Warrants may be exercised on any business day after they become exercisable, in whole or in part, by delivery of a duly completed and executed written notice of the holder’s election to exercise. Within two trading days (or such earlier date as required pursuant to the Exchange Act or other applicable law) following the delivery of the exercise notice, the holder shall make payment to the Company of an amount equal to the exercise price multiplied by the number of Warrant Shares as to which the Warrants are being exercised in cash by wire transfer of immediately available funds or, if permitted under the circumstances described below under “Exercise Price—Cashless Exercise,” by notifying the Company that the Warrants are being exercised pursuant to a cashless exercise. A holder may be entitled to certain remedies (including liquidated damages) under the Warrants if we fail to deliver Warrant Shares in a timely fashion to the holder upon exercise.

Exercise Price

General

The Warrants are initially exercisable at a price per share equal to $0.45 per Warrant Share.

Adjustment of Exercise Price

The exercise price of the Warrants, and the number of Warrant Shares potentially issuable upon exercise of the Warrants, will be adjusted proportionately if we subdivide our shares of common stock into a greater number of shares or combine our shares of common stock into a smaller number of shares. In addition, until the earlier to occur of (i) such date as we have completed Equity Issuances (as defined in the Warrant) after August 4, 2023 for gross proceeds of at least twenty million dollars ($20,000,000) and (ii) August 4, 2024, if we grant, issue or sell or are deemed to have granted, issued or sold, any shares of Class A Common Stock (excluding any Excluded Securities (as defined in the Warrants) for a consideration per share (the “New Issuance Price”) less than a price equal to the Warrant exercise price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Warrant exercise price then in effect will be reduced to an amount equal to the New Issuance Price. The exercise price of the Warrants may also be reduced for any period of time deemed appropriate by our board of directors.

Cashless Exercise

If a registration statement covering the issuance or resale of the Warrant Shares is not available at the time of exercise, a holder may exercise part or all of the Warrants via a cashless exercise mechanism. The number of Warrant Shares issuable upon a cashless exercise shall be determined pursuant to the following formula:

Net number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which a Warrant is then being exercised.

B= a recent closing trading price of our Class A Common Stock as set forth in the Warrants.

C= the exercise price then in effect for the applicable Warrant Shares at the time of such exercise.

Limitation on Beneficial Ownership

No holder of Warrants will have the right to exercise any portion of the Warrants, and we will not effect any exercise of any portion of the Warrants, to the extent that after giving effect to such exercise, the holder would beneficially own in excess of 4.99% of the outstanding shares of our Class A Common Stock calculated in accordance with Section 13(d) of the Exchange Act. Each holder of Warrants will be required to make a representation in connection with any exercise of the Warrants to the effect that, after giving effect to such exercise, such holder would not beneficially own in excess of 4.99% of the outstanding shares of our common stock calculated in accordance with Section 13(d) of the Exchange Act.

Reservation of Shares

We will be obligated to reserve for issuance a number of shares of our Class A Common Stock sufficient to allow for the exercise of any Warrants that are outstanding. A holder may be entitled to certain remedies (including liquidated damages) set forth in the Warrants if we fail to issue Warrant Shares upon exercise because we do not have a sufficient number of authorized and unreserved shares of our common stock to allow for the exercise of such Warrants.

Rights of Holders to Participate in Certain Distributions and Purchases

If, while the Warrants are outstanding, we pay dividends on our Class A Common Stock or make distributions of our assets (or rights to acquire our assets), or grants, issues or sells any options or convertible securities, or rights to purchase securities on a pro rata basis to holders of our Class A Common Stock, holders of Warrants will generally be entitled to participate in those dividends or purchase rights as if they held the number of shares of Class A Common Stock then issuable upon exercise of the Warrants.

Fundamental Transactions and Changes of Control

While the Warrants are outstanding, we may not enter into a “Fundamental Transaction,” as defined in the Warrants (which generally refers to a merger, sale of a substantial amount of assets or other business combination transaction) unless such successor entity assumes in writing all obligations of the Company under the Warrants in accordance with its terms. If we enter into a Fundamental Transaction then the holders of Warrants will have the right to receive an instrument of the acquiring or successor entity that is exercisable for a proportionate number of shares of capital stock of such entity at a proportionate exercise price per share relative to the number of shares of our Class A Common Stock for which the Warrants could be exercised prior to such Fundamental Transaction. In addition, if the Fundamental Transaction also constitutes a “Change of Control” as defined in the Warrant or a sale, assignment, transference, conveyance or disposition otherwise of a majority interest in one of the Company’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X)), holders may require us, or the successor entity, to repurchase the Warrants for an amount in cash (or, in the case of a Change of Control transaction that is not within our control, in the same form of consideration received by holders of our common stock in connection with such transaction, which may include shares of capital stock of a successor entity) equal to the “Black Scholes Value” of the Warrants, as that term is defined in the Warrants. The Black Scholes Value is based on a formula set forth in the Warrants and is intended to approximate the value of the option inherent in the Warrants at the relevant time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income for the Notes and Warrants. This discussion deals only with Notes and Warrants held as capital assets and does not deal with special situations under U.S. federal income tax laws to a United States holder.

For purposes of this discussion, a “United States holder” means a beneficial owner of debt securities that is:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-United States holder” is a beneficial owner of debt securities that is not a United States holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns Notes or Warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus supplement constitute debt for U.S. federal income tax purposes.

You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the Notes and Warrants, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Consequences to United States Holders

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on the Notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The Notes have an “issue price” that is less than their “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”). The issued Notes will generate original issue discount (“OID”) in an amount equal to that difference. The “issue price” of the Notes is the Initial Securities Purchase Price, minus any value allocated to the Warrants. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

You generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on the Notes held by persons of record other than certain holders.

You may elect to treat all interest on the Notes as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, and unstated interest. You should consult with your own tax advisors about this election.

Sale, Exchange or Retirement of Notes or Warrants

Your tax basis in the Notes and Warrants will, in general, be the initial purchase price increased by OID, market discount. The basis of each security will depend on the portion of the initial purchase price allocated to that security.

Upon your sale, exchange, retirement or other taxable disposition of the Notes or Warrants, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition of that security (less, in the case of the Notes, an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in those securities. Generally, that gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the Notes and to the proceeds of sales of the Notes or Warrants made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Net Investment Income of Certain Persons

A 3.8% tax is imposed on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this tax in your particular circumstances.

Consequences to Non-United States Holders.

Non-United States Holders are subject to U.S. federal income tax withholding and disclosure rules that do not apply to United States Holders. Any Non-United States Holder should consult competent U.S. tax counsel concerning the U.S. federal income and estate tax consequences of holding Notes.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the Securities. Prospective purchasers of the Notes and Warrants should consult their own tax advisers concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

We engaged A.G.P./Alliance Global Partners (the “Placement Agent”) to act as our placement agent for this offering. We have entered into the Securities Purchase Agreement with the Investor for the full amount of the offering. The Securities Purchase Agreement contains representations, warranties, covenants, termination provisions and indemnification provisions customary for transactions of this type. The Securities Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K on the date of this prospectus supplement and will be incorporated by reference into this prospectus supplement. This summary of the material provisions of the Securities Purchase Agreement does not purport to be a complete statement of its terms and conditions.

Our obligation to issue and sell the Securities to the investor is subject to the conditions set forth in the Securities Purchase Agreement. The investor’s obligation to purchase the Securities is subject to conditions set forth in the Securities Purchase Agreement as well.

The Securities Purchase Agreement provides that for (i) 60 calendar days after the initial closing date of this offering and (ii) 45 days after each subsequent closing date pursuant to the Securities Purchase Agreement, the Company may not register, offer, sell, grant any option or right to purchase, issue or otherwise dispose of, including make any filing to do the same, any equity or equity-linked securities, subject to limited exceptions, including without limitation, sales pursuant to the ATM Program.

The public offering price of the Securities was negotiated between us and the investor based on the trading of our Class A Common Stock prior to the offering, among other things. Other factors considered in determining the offering price include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as were deemed relevant.

We expect that the sale of the Securities will be completed on or about August 4, 2023. We have agreed to pay the placement agent a cash fee equal to $600,000. In addition, we have agreed to reimburse the investor for certain of its expenses up to $251,000 and to indemnify it for certain liabilities. We estimate that the total expenses of this offering, excluding the placement agent fee, will be approximately $700,000.

LEGAL MATTERS

Cozen O’Connor P.C., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered by this prospectus supplement.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the year ended December 31, 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at https://www.astra.com. However, the information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information in other documents we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023 (the “Annual Report”);

•	our Amendment No. 1 to the Annual Report, filed on March 31, 2023;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 15, 2023;

•

our Current Reports on Form 8-K filed on January 27, 2023, March  1, 2023, March  2, 2023, March 3,  2023, March 6, 2023,  March 10, 2023,  March 13, 2023,  March 16, 2023, April 5, 2023, April 11, 2023,  April 13, 2023,  April 21, 2023,  April 26, 2023,  April 26, 2023,  April 27, 2023, April 27, 2023, May  16, 2023; June  12, 2023; July  10, 2023; July  19, 2023; and August 4, 2023 (excluding information under Item 7.01);

•	our Amended Current Reports on Form 8-K filed on March 13, 2023 and March 16, 2023; and

•

the description of our securities registered pursuant to Section 12 of the Exchange Act filed on March 30, 2023 as Exhibit 4.1 to our Annual Report, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all securities to which this prospectus supplement relates have been sold or the offering is otherwise terminated.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You may direct any requests for reports or documents to:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Corporate Secretary

(866) 278-7217

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271589

PROSPECTUS

Astra Space, Inc.

$100,000,000

Debt Securities

Preferred Stock

Common Stock

Debt Warrants

Equity Warrants

Rights

Units

We may offer and sell up to $100 million in the aggregate of the securities identified from time to time in one or more offerings. This prospectus provides a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities.

We may offer and sell these securities directly to our stockholders or to purchasers, or through one or more underwriters, dealers or agents, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the applicable prospectus supplement.

Our Class A Common Stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ASTR.” On April 27, 2023, the closing price of our Class A Common Stock was $0.4235 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of the Prospectus is May 16, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may use this prospectus to sell the securities only if it is accompanied by a prospectus supplement.

We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “Astra,” the “Company,” “we,” “our” and “us” refer to Astra Space, Inc., a Delaware corporation.

ABOUT ASTRA SPACE, INC.

Astra’s mission is to improve life on Earth from space® by launching a new generation of space products and services. These products and services are enabled by new constellations of small satellites in Low Earth Orbit (“LEO”), which have rapidly become smaller, cheaper, and many times more numerous than traditional satellites. We believe that frequent, reliable, dedicated launches and space products enabled by scaled manufacturing are the keys to accelerating the growth of the space economy.

Astra aims to develop and operate a mass-producible dedicated mobile orbital launch system. Our system consists of a small launch vehicle that can be transported inside standard shipping containers and mobile ground launch infrastructure that we designed to be rapidly deployed anywhere in the world we are licensed to operate and where our spaceports are located. This system is designed by Astra and manufactured in Astra’s vertically-integrated rocket factory in Alameda, California, which we have designed to manufacture and integrate the majority of the components. Our launch system requires a launch site with little more than a concrete pad and only six Astra employees on-site. Our system is designed to meet the needs of modern LEO satellite constellations, allowing precise and rapid placement of individual satellites into their required orbits. We believe this makes Astra’s system more responsive and affordable than other launch alternatives for the thousands of LEO satellites which commercial companies and governments plan to launch in the coming decade.

We have made significant progress in the development of the system to date. On November 20, 2021, we successfully launched launch vehicle LV0007 into orbit at an inclination of 86.0 degrees, an altitude of 500 km and velocity of 7.61 km/s, making Astra one of the fastest U.S. companies to have successfully demonstrated the orbital placement of a test payload. We commenced paid commercial launch services in 2022. To date, we have had three commercial launches and have delivered 23 satellites into low earth orbit.

During the third quarter of 2022, we decided to focus on the development and production of the next version of our launch system, which we announced at our inaugural Spacetech Day on May 12, 2022. As a result, we have discontinued the production of launch vehicles supported by our previous launch system, Launch System 1, and commenced development of our new launch system, Launch System 2. We anticipate conducting our first test launch of Launch System 2 by the end of 2023 and commencing commercial launches beginning in 2024.

In addition to Launch Services, we also offer Space Products to LEO operators. Currently, under our Space Products segment, we offer an industry leading spacecraft engine platform consisting of two in-space electric propulsion systems. In 2022, we began delivery of our Astra Spacecraft EnginesTM to our customers. Currently, our spacecraft engines have more than 600 on-orbit burns making it one of the most proven spacecraft engine products in the market.

We believe that these two operating segments will create an integrated space services platform that will allow our customers to focus on innovative applications rather than investing in bespoke satellite development and separately contracting Launch Services. Further details of our current and expected future service offerings are provided below.

•

Launch Services — To provide rapid, global, and affordable Launch Services to satellite operators and governments. We have conducted launch operations from Pacific Spaceport Complex in Kodiak, Alaska and Cape Canaveral Space Force Station in Cape Canaveral, Florida. We plan to add launch sites in diverse locations based on our customers’ inclination requirements and as we increase the frequency of launches.

•

Space Products — To design and provide Space Products based on the customers’ needs for a successful satellite launch. Currently, we offer two in space electric propulsion systems. Our offering consists of the design and delivery of a propulsion module comprised of a thruster, a power processing unit, a tank and a feed system, called the Astra Spacecraft Engine™. We have recent added the Spacecraft Propulsion Kit to our space products offering. The Spacecraft Propulsion Kit disaggregates the four subsystems of the Astra Spacecraft EngineTM module, enabling satellite builders to take advantage of shorter lead times to access key components of their propulsion system that they can customize for their unique missions.

Our ability to achieve these goals and objectives by our planned timelines are conditional upon a number of factors, including our ability to successfully and timely develop our launch vehicles and our ability to effectively market and sell our services and products. See “Risk Factors” on page 4 of this prospectus.

We were incorporated in Delaware. Our principal executive offices are located at 1900 Skyhawk Street, Alameda, California 94501. Our telephone number is (866) 278-7217, and our website address is https://www.astra.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of the these risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, these risks are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which statements are not purely historical and are forward-looking statements. These statements are indicated by words or phrases such as “anticipate,” “expect,” “estimate,” “seek,” “plan,” “project,” “aim,” “believe,” “could,” “should,” “intend,” “will,” and similar words or phrases. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; statements of expectation or belief regarding future events (including any acquisitions we may make), technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates. Such statements are based on management’s current expectations, estimates, forecasts and projections of our performance, our industry’s performance and macroeconomic conditions, judgment, beliefs, views on current trends and market conditions. Such forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution readers not to place undue reliance on these statements. Forward-looking statements in this prospectus may include, for example, statements about:

•

the commencement of commercial operations related to our launch system currently in development and the shifting of the flight dates for the launch of payloads currently under contract with our customers;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting officers, key employees or directors;

•	factors relating to our business, operations and financial performance, including;

•	our ability to grow and manage growth profitably;

•	our ability to maintain relationships with customers and suppliers;

•	competing in the global space industry; and

•	retaining or recruiting, or making changes with respect to, its officers, key employees or directors;

•	market conditions and global and economic factors beyond our control, general economic conditions, unemployment and our liquidity, operations and personnel;

•	our ability to maintain the listing of our shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) on the the NASDAQ Capital Market (“NASDAQ”);

•	future exchange and interest rates; and

•	other factors detailed herein under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled, “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. Our general corporate purposes include, but are not limited to, capital expenditures, funding possible acquisitions, working capital and satisfaction of other obligations. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion over the allocation of the net proceeds.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities from us in a primary offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities through one or more underwriters or dealers in a public offering and sale by them, through agents, or directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We may sell the securities being offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on NASDAQ, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we use a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we use an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons or entities participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons or entities participating in the offering of a greater number of securities than we sold to them as part of the offering. In these circumstances, these persons or entities would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons or entities may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide underwriters, dealers and agents with indemnification against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q, or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Astra Space, Inc. (parent company only) and not to any of our subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt, or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, which is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See the section entitled “Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws) and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “ —Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “ —Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The full text of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as exhibits to the registration statement of which this prospectus is a part. You are encouraged to read the applicable provisions of Delaware law, our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws in their entirety for a complete description of the rights and preferences of our securities. See “Where You Can Find More Information.”

Authorized Capital Stock

Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of 466,000,000 shares of stock, of which 400,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 65,000,000 shares are shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), and 1,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of April 27, 2023, we had 215,286,444 shares of Class A Common Stock outstanding, 55,539,188 shares of Class B Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Class A Common Stock

Voting Rights

Holders of Class A Common Stock are entitled to cast one vote per share of Class A Common Stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class A Common Stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A Common Stock share ratably (based on the number of shares of Class A Common Stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A Common Stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class A Common Stock is entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Other Matters

Holders of shares of Class A Common Stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A Common Stock are validly issued, fully paid and non-assessable.

Class B Common Stock

Voting Rights

Holders of Class B Common Stock are entitled to cast 10 votes per share of Class B Common Stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast in contested elections. Holders of Class B Common Stock are not entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class B Common Stock share ratably (based on the number of shares of Class B Common Stock held) if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B Common Stock with respect to the payment of dividends.

Optional Conversion Rights

Holders of Class B Common Stock have the right to convert shares of their Class B Common Stock into fully paid and non-assessable shares of Class A Common Stock, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company.

Mandatory Conversion Rights

Holders of Class B Common Stock shall have their Class B Common Stock automatically converted into Class A Common Stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)

Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B Common Stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B Common Stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)

Upon the first date on which Chris Kemp and Adam London (each, an “Astra Founder” and together, the “Astra Founders”), together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of shares of Class B Common Stock held by the Astra Founders on the Closing Date (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B Common Stock) collectively held by the Astra Founders and their permitted transferees.

(3)	Upon the date specified by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class B Common Stock, voting as a separate class.

Liquidation Rights

On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of Class B Common Stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of the Company then outstanding.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the common stock.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the dividend or liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A Common Stock and the Class B Common Stock. The Company believes that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure the Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Class A Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Dual Class Stock

As described above, Our Second Amended and Restated Certificate of Incorporation provides for a dual class common stock structure that provides each of the Astra Founders with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding Class A Common Stock, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets.

Number of Directors

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time pursuant to a resolution adopted by the Board; providing, however, that unless approved by (i) if before the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the holders of a majority in voting power of the shares of capital stock of the Company that would then be entitled to vote in the election of directors at an annual meeting or by written consent, or (ii) if after the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, by the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock that would then be entitled to vote in the election of directors at an annual meeting of stockholders, the number of directors may not exceed seven. The initial number of directors will be set at seven.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended and Restated Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitations on Stockholder Action by Written Consent

Our Second Amended and Restated Certificate of Incorporation provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The Delaware General Corporate Law (the “DGCL”) provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The Second Amended and Restated Certificate of Incorporation provides that it may be amended by the Company in the manners provided therein or prescribed by statute. The Second Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal, or adopt any provision of the Charter providing for the capital stock of the Company, amendment of the charter, amendment of the bylaws, board of directors, election of directors, limitation of director liability, indemnification and special meetings of the stockholders.

If any of the Class B Common Stock shares are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences, or privileges of the shares of Class B Common Stock, (2) to provide for each share of Class A Common Stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL, or (3) to otherwise adversely impact or affect the rights, powers, preferences, or privileges of the shares of Class B Common Stock.

If any of the shares of Class A Common Stock are outstanding, the Company will not, without the prior affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or the Second Amended and Restated Certificate of Incorporation, directly or indirectly, amend, alter, change, repeal, or adopt any provision of the Second Amended and Restated Certificate of Incorporation (1) in a manner that is inconsistent with, or otherwise alters or changes, any of the voting, conversion, dividend, or liquidation provisions of the shares of Class A Common Stock or other rights, powers, preferences, or privileges of the shares of Class A Common Stock or (2) to provide for each share of Class B Common Stock to have more than 10 votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided in the Second Amended and Restated Certificate of Incorporation or required by the DGCL.

The Second Amended and Restated Certificate of Incorporation also provides that the Board shall have the power to adopt, amend, alter, or repeal the Amended and Restated Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Second Amended and Restated Certificate of Incorporation. The stockholders of Amended and Restated are prohibited from adopting, amending, altering, or repealing the Amended and Restated Bylaws, or to adopt any provision inconsistent with the Amended and Restated Bylaws, unless such action is approved, in addition to any other vote required by the Second Amended and Restated Certificate of Incorporation, by the Requisite Stockholder Consent.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Because the Company has not opted out of Section 203 of the DGCL, it will apply to the Company. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Second Amended and Restated Certificate of Incorporation does not authorize cumulative voting.

Corporate Opportunities

The Second Amended and Restated Certificate of Incorporation provides for the renouncement by the Company of any interest or expectancy of the Company in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of the Company who is not an employee or officer of the Company or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of the Company expressly and solely in that director’s capacity as a director of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent for our capital stock is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock

Our shares of Class A Common Stock are listed on NASDAQ under the symbol “ASTR”.

DESCRIPTION OF WARRANTS

We may issue debt warrants to purchase debt securities, as well as equity warrants to purchase common stock or preferred stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the prospectus supplement relating to warrants being offered pursuant to such prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Holders may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;

•	the securities (i.e., common stock or preferred stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•

if applicable, the designation and terms of the common stock or preferred stock with which the equity warrants are issued, and the number of equity warrants issued with each share of common stock or preferred stock;

•	if applicable, the date on and after which the equity warrants and the related common stock or preferred stock will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Prior to exercise of the equity warrants, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. We are not required to make adjustments in the number of shares purchasable upon exercise of the equity warrants until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property in its entirety or substantially in its entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed shares or an over-allotment privilege to the extent shares are fully subscribed;

•	if applicable, the material terms of any standby underwriting or purchase arrangement; and

•	a discussion of certain United States federal income tax consequences applicable to the rights offering.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of any related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities.

We will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

LEGAL MATTERS

Cozen O’Connor P.C., Minneapolis, Minnesota, will issue an opinion about certain legal matters with respect to the securities offered hereby.

EXPERTS

The financial statements as of December 31, 2022 and for the year ended December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of and for the year ended December 31, 2021 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is https://www.sec.gov.

We also maintain an Internet website at https://www.astra.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

If you would like additional copies of this prospectus, you should contact us by telephone or in writing:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Corporate Secretary

(866) 278-7217

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents we file with the SEC. This allows us to disclose important information to you by referring you to those documents, instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023 (the “Annual Report”);

•	our Amendment No. 1 to the Annual Report, filed on March 31, 2023;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed on May 15, 2023;

•

our Current Reports on Form  8-K filed on January  27, 2023, March  1, 2023, March  2, 2023, March  3, 2023, March  6, 2023, March  10, 2023, March  13, 2023, March  16, 2023, April  5, 2023, April  11, 2023, April  13, 2023, April  21, 2023, April  26, 2023, April  26, 2023, April  27, 2023, April  27, 2023, and May 16, 2023;

•	our Amended Current Reports on Form 8-K filed on March 13, 2023 and March 16, 2023; and

•

the description of our securities registered pursuant to Section 12 of the Exchange Act filed on March 30, 2023 as Exhibit 4.1 to our Annual Report, including any amendment or report filed for the purposes of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You can access the reports and documents incorporated by reference into this prospectus through the “Investors” section of our website: https://investor.astra.com. You may also direct any requests for reports or documents to:

Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention: Corporate Secretary

(866) 278-7217

Astra Space, Inc.

$12,500,000 9.0% Senior Secured Notes due 2024

Warrants to Purchase up to 22,500,000 Shares of Class A Common Stock

Up to 22,500,000 Shares of Class A Common Stock Issuable upon Exercise of the Warrants

PROSPECTUS SUPPLEMENT

A.G.P.

August 4, 2023